UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):  September 11, 2009

CNS RESPONSE, INC.
(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2755 Bristol Street, Suite 285
Costa Mesa, CA 92626
(Address of principal executive offices)

(714) 545-3288
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

CNS Response, Inc. (the “Company”) is providing certain information for the benefit of its stockholders regarding the status of litigation involving the Company and Leonard J. Brandt, a stockholder, current director and former Chief Executive Officer of the Company (“Brandt”) and a stockholder meeting purportedly called and held by Brandt on September 4, 2009.

United States District Court -  CNS Response, Inc. v. Leonard Brandt, EAC Investment Limited Partnership and EAC Investment, Inc. (Case No. SACV 09-00756-CJC)

As previously announced, on July 2, 2009, the Company filed its initial complaint against Brandt, EAC Investment Limited Partnership and EAC Investment, Inc. (collectively, “EAC”), another stockholder of the Company.  In that complaint, the Company alleges that Brandt has violated sections 14(a) and 13(d) of the Securities Exchange Act of 1934, as amended, and related SEC rules and regulations (the “Exchange Act”), in connection with his ongoing campaign to seize control of the Company by unseating the incumbent directors (other than Brandt).  The Company alleges that EAC violated Section 13(d) of the Exchange Act.  As part of the suit, the Company is seeking an injunction enjoining the use of proxies and written consents that Brandt or the other defendants have obtained in violation of law, an injunction or declaratory judgment declaring all of the proxies obtained by Brandt to be invalid, an injunction against further unlawful proxy solicitation by the defendants, an injunction enjoining any further violations of Section 13(d) and 14(a) under the Exchange Act and ordering that remedial disclosures be filed, and damages in an amount to be determined.

Brandt responded to the Company’s complaint by filing a motion to dismiss on July 27, 2009 pursuant to Rule 12(b)(6) of the federal rules of civil procedure, basing his motion on two primary arguments: (i) that he had filed preliminary proxy materials, preliminary consent solicitation materials and an amended Schedule 13D with the SEC, and those filings cured any alleged violations and (ii) that the Company faced no imminent threat of harm from Brandt’s alleged misdeeds and, therefore, is not entitled to injunctive relief.  EAC moved to dismiss the complaint against it on the basis that the Company had filed the action in the wrong venue.  The Company filed its oppositions to the motions to dismiss on August 10, 2009.  On August 18, 2009, the court denied the motions to dismiss, finding, among other things, that the Company’s complaint adequately pled a basis for relief and that whether Brandt’s filings could cure the alleged violations of sections 14(a) and 13(d) were questions of fact that cannot be resolved in a motion to dismiss.

On August 17, 2009, Brandt distributed to Company stockholders by email preliminary proxy materials and a form of proxy card.  On August 21, 2009, the Company filed a motion for temporary restraining order to enjoin Brandt from using any invalidly obtained proxies or consents, including any proxies or consents obtained in response to his preliminary proxy statement distribution.  The Company alleged, among other things, that the delivery of preliminary proxy materials including a proxy card violates Rule 14a-4(f) under the Exchange Act and that the disclosure contained in or omitted from those materials violates Rule 14a-9 under the Exchange Act.  On August 25, 2009, the court denied the Company’s motion for the temporary restraining order, citing, among other things, an affidavit provided by Brandt that he would not solicit proxies until he has filed a definitive proxy statement with the Securities and Exchange Commission.

The Company intends to continue with its action against Brandt and the other defendants for injunctive and other relief as described above.

Delaware Chancery Court – CNS Response, Inc. v. Leonard Brandt, MEYERLEN LLC, EAC Investment Limited Partnership and "John Does 1-20" (Any CNS Stockholder Purporting to be Among Holders of Shares Constituting 25% Of the Company's Stock As Referenced In the June 20, 2009 Notice Of Special Meeting) – C.A. No. 4688-CC

On June 26, 2009, the Company commenced an action in the Delaware Court of Chancery against Leonard Brandt and certain other parties in connection with Brandt’s efforts to seize control of the Company by unseating the incumbent directors (other than Brandt).  In its complaint, the Company alleges that Brandt’s actions in connection with his purported special meeting notices and attempts to call and hold a special meeting violate certain provisions of the Delaware General Corporation Law (the “DGCL”), and seeks declaratory and injunctive relief to invalidate a special meeting called by Brandt.

On June 26, 2009, the Company also moved for issuance of a temporary restraining order against Brandt’s holding a special meeting.  Brandt opposed the motion, and on June 29 the Chancery Court heard and denied the Company’s motion for a temporary restraining order, on the grounds that the Company could seek relief from Brandt’s actions after his special meeting occurred.

On August 12, 2009, Brandt and Defendant MeyerLen, LLC filed an answer to the Company’s June 26, 2009 complaint.  In addition, Brand filed a counterclaim and third-party complaint against the Company, the Company’s other directors, affiliates of one of the directors, and investors who are not employees, officers or directors of the Company.  In his answer and the counterclaims and third party claims, Brandt alleges, among other things, that the other directors acted without authority in connection with his removal as the CEO and violated their fiduciary duties in connection with their consideration and approval of certain financings completed by the Company subsequent to Brandt’s termination as CEO.  Brandt alleges that certain defendants aided and abetted the directors in their breaches and wrongful acts.  Brandt also asks the court to invalidate certain bylaw changes adopted by the Company’s board of directors.

The Company believes all of these allegations are without merit and intends to vigorously defend itself against them.  On September 3, 2009, CNS and the defendants who were directors on August 12, 2009 moved to dismiss the counterclaim and third-party complaint pursuant to Chancery Court Rules 7, 12 and 23.1.  On September 2, 2009, defendant John Pappajohn, who was not a director on August 12, 2009, moved to dismiss the third-party complaint against him pursuant to Chancery Court Rules 12(b) and 23.1.  On September 3, 2009 defendants Sail Venture Partners, LP and Sail Venture Partners, LLC moved to dismiss the third-party complaint against them pursuant to Chancery Court Rules 12(b) and 23.1.

On August 24, 2009, Brandt filed a motion seeking an injunction against the Company’s issuance of shares of its stock to John Pappajohn or Sail Ventures pursuant to existing agreements between the Company and those investors, and against the implementation of the Company’s previously-announced bylaw amendments.  Brandt has done nothing to get this motion briefed or scheduled, and much of the relief the motion purported to seek is now moot.  The Company intends to oppose this motion when and if a response is required.

Delaware Chancery Court – Leonard J. Brandt v. CNS Response, Inc., C.A. no, 4773-CC

On July 31, 2009, Brandt filed an action under Section 220 of the DGCL asking the Chancery Court to require the Company to provide him with certain Company books and records, including stockholder information.  On July 31 Brandt also requested emergency injunctive relief against the Company compelling the Company to provide the records immediately.  The Company opposed the motion.  On August 3, 2009 the Chancery Court heard argument and denied the requested emergency relief.  On August 24, 2009, the Company answered the complaint and asserted affirmative defenses to it.  Brandt has done nothing to prosecute this action since August 3, 2009.

Purported September 4 Stockholders Meeting and Subsequent Action Filed by Brandt Under DGCL 225 -- Leonard J. Brandt v. CNS Response, Inc., George Carpenter, Henry T. Harbin, M.D., David B. Jones, Jerome Vaccaro, M.D., John Pappajohn and Tommy Thompson, C.A. no. 4867-CC

Pursuant to a notice dated August 25, Brandt purported to hold a special meeting of stockholders on September 4, 2009.  In his proxy materials accompanying the notice, Brandt claimed that the record date for the purported meeting was August 24.  Representatives of the Company attended the purported meeting for the purposes of objecting to the meeting and any attempt to take action and to observe the proceedings.  Brandt claimed that a quorum was present and proceeded to call a vote on his proposal to elect himself and his nominees as directors.  He then claimed that his own shares and the shares for which he purportedly held proxies were sufficient to elect Brandt and the other nominees.

As the Company has previously indicated, Brandt could not call and hold a special meeting for the purpose of electing directors and, therefore, the Company takes the position that no valid stockholder action was taken on September 4, that no changes to the board of directors has occurred, and that the election of the Company’s directors still will occur at the previously scheduled CNS annual meeting of stockholders on September 29, 2009. While the Company’s bylaws permit stockholders to call special meetings under certain circumstances, those meetings (i) require the stockholders wishing to call the meeting to follow certain procedures that Brandt did not follow and (ii) cannot involve the election of directors.  In addition, his purported record date of August 24 was invalid because the Company’s board of directors had already established August 27 as the record date and, as a result, not all of the stockholders entitled to vote at his purported meeting were permitted to do so.

Based on the Company’s review of documents provided by Brandt, he obtained a total of 60 proxies representing an aggregate of 16,334,777 shares.  As of his purported record date of August 24, there were a total of 28,923,273 shares outstanding, but as of the correct record date of August 27, there were a total of 41,781,129 shares outstanding.  As a result, Brandt’s claim that he achieved a quorum at the meeting can only be correct if he relies on the incorrect record date.  If the correct record date of August 27 were used, he would not have achieved a quorum.  Of the 16,334,777 shares purportedly present at the September 4 meeting, only approximately 14,300,000 voted in favor of Brandt and his nominees.  If Brandt’s own “For” votes are excluded (including those of his minor children), only approximately 15.3% of the outstanding shares voted for him.  That percentage drops to 12.2% if the shares of EAC Investment, part of Brandt’s group that purportedly called the meeting, are excluded.

Late in the evening on September 4, Brandt filed an action seeking relief under Section 225 of the DGCL in the Delaware Court of Chancery against the Company and its current directors George Carpenter, Henry T. Harbin, M.D., David B. Jones, Jerome Vaccaro, M.D., John Pappajohn and former Wisconsin Governor Tommy Thompson.  Section 225 provides a statutory mechanism for review of contested elections and any other stockholder vote. Brandt’s action seeks to have the Court declare that his meeting and election were valid.  Brandt has the burden of persuasion.  The Company is vigorously contesting Brandt’s claims.  No date has been set for any hearings with respect to these matters and it is currently unclear when the case will be tried or decided.  Until that time, the Company’s current directors remain in office and continue to be responsible for all matters relating to CNS.

On September 4, 2009, Brandt also filed a motion for what is known as a “status quo” order, which asks the Court to order the current directors to operate the Company in the ordinary course of business while the Section 225 action is pending and to take or refrain from taking certain actions during that time.  To justify the entry of a status quo order, Brandt must demonstrate (i) that the order will avoid irreparable harm, (ii) that he has a reasonable likelihood of success on the merits of his case, and (iii) that the harm to Brandt in not having the order outweighs the harm to the Company if it is imposed.  On September 10, 2009, the Company filed its opposition to the motion and in particular to the contents of the order Brandt has proposed.  The Company takes the position that no order should be entered because Brandt has failed to demonstrate any of the requirements for entry of such an order.  In the alternative, if the Court determines that a status quo order should be entered, the Company opposes the form of order submitted by Brandt and has proposed to the Court its own form of order.  No date has been set for the hearing on this motion.

Additional Information and Where to Find It

The Company has filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) in connection with its Annual Meeting of Stockholders.  These materials are not a substitute for the definitive proxy statement or any other documents the Company will file with the SEC.  Stockholders are urged to read the definitive proxy statement and any other such documents, when available, which will contain important information.   CNS stockholders may obtain free copies of the proxy statement and related documents filed by the Company and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov.    CNS stockholders also will be able to receive the proxy statement, when available, and other relevant documents free of charge from the Company at 2755 Bristol Street, Suite 285, Costa Mesa, CA 92626.

Participants in Solicitation

CNS and its directors (other than Leonard J. Brandt) and executive officer (George Carpenter, who also serves as a director) may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the Company’s 2009 Annual Meeting of Stockholders.  Securityholders may obtain information regarding the names, affiliations and interests of such individuals in CNS’s Form 10-K and Form 10-K/A filings with the SEC on January 13, 2009 and January 28, 2009, respectively.  To the extent holdings of CNS securities of the participants have changed since the amounts reflected in those filings, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 or Form 5 filed by those persons with the SEC or in the Company’s proxy statement. Additional information regarding the interests of these persons in these matters is included in the Company’s proxy statement.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ George Carpenter
September 11, 2009		George Carpenter
Chief Executive Officer